Exhibit 10.1
Land Lease Agreement

Party A：The People’s Government of Shidui Town
Party B：Weifang Xinsheng Food Company Limited

In order to improve the management of regional construction of farm base, according to the negotiation between the Party A and Party B, Shidui Town regional farm base will be leased to Weifang Xinsheng Food Company Limited.

1.	Lease Area: 3,620 mu, locate near Shidui Town Yuge Village.
2.	Lease Fee: Land 3,620 mu, each mu at RMB960/year, the total amount is RMB3,475,200.
3.	Lease Term: From January 1, 2011 to December 31, 2016.
4.
Payment Method of the Lease Fee: Payment of the lease fee prior to January 31 each year. Party B will pay the lease fee in full to Party A in cash. If Party B cannot pay the lease fee on time, Party B will be considered as breach of Agreement, Party A and Party B should timely negotiate with each other to deal with it, if an agreement cannot be reached, Party A has the right to take back the leased land.

5.
After Party B pay the lease fee to Party A, Party A should timely dispense the lease fee to the farmland providers. If Party A does not timely dispense the lease fee, the People’s Government of Shidui Town should be responsible for the dispute arising from the farmland providers.

6.	Rights and Obligations of Party B:
a.	During the performance of the Agreement, Party B should pay the lease fee on time, Party B should be responsible for profits and losses from its own operation.
b.	Return the land by the end of the Agreement period, Party B cannot digging, planting trees, etc. which is not relevant to planting in farm base.
c.	During the performance of the Agreement, if Party A terminate the Agreement without any basis under this Agreement or legal basis, Party A should compensate Party B for its loss.
7.
During the period of the Agreement, except due to the change of public policy which result in non-performance of the Agreement, either party shall be liable for its breach of Agreement and indemnify for losses to the other party. If Agreement needs to be extended, both parties should negotiate and confirm in writing.

8.	The Agreement will be terminated after the expiration date, if Agreement needs to be extended, further negotiation is required.
9.	For issues not stipulated in this Agreement, Party A and Party B should negotiate and confirm in writing, otherwise, it will be deemed invalid.
10.	The Agreement is in duplicate, each for Party A and Party B, it become effective on the date on which it is signed.

Party A: /s/ The People’s Government of Shidui Town	March 31, 2011
Party B: /s/ Weifang Xinsheng Food Company Limited	March 31, 2011